Exhibit 8.1

601 Lexington Avenue New York, NY 10022 United States +1 212 446 4800 www.kirkland.com	Facsimile: +1 212 446 4900

March 19, 2021

Galileo NewCo Limited

Maven TopCo Limited

9th Floor, 10 Bloomsbury Way

London, WC1A 2SL

Ladies and Gentlemen:

We are United States tax counsel to Galileo NewCo Limited, a company incorporated under the laws of Guernsey (“NewCo”), and Maven TopCo Limited, a company incorporated under the laws of Guernsey (the “Company”), in connection with the preparation of the registration statement on Form F-4 (as amended or supplemented as of March 19, 2020, and together with the Proxy Statement/Prospectus filed therewith, the “Registration Statement”) (Registration No. 252179) originally filed with the Securities and Exchange Commission (the “Commission”) on January 15, 2021, under the Securities Act of 1933, as amended (the “Securities Act”), by NewCo. The Registration Statement relates to the registration of (i) 34,500,000 ordinary shares of NewCo, par value $0.01 per share (“NewCo Common Shares”), and (ii) 9,200,000 NewCo Common Shares issuable upon exercise of dMY warrants assumed by NewCo as part of the Business Combination.

The Registration Statement is being filed in connection with the transactions contemplated by the Business Combination Agreement, dated as of October 27, 2020 (the “Business Combination Agreement”), by and among the Company, dMY Technology Group, Inc. II, a Delaware corporation (“dMY”), Maven Midco Limited, a private limited company incorporated under the laws of England and Wales (“MidCo”), NewCo, Genius Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of NewCo (“Merger Sub”), and dMY Sponsor II, LLC, a Delaware limited liability company (the “Sponsor”) (such transactions, the “Business Combination”).

Capitalized terms not otherwise defined herein shall have the same meanings attributed to such terms in the Registration Statement.

You have requested our opinion concerning the discussion of the Merger set forth in the section entitled “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of U.S. Holders” and the section entitled “Material Tax Considerations — Material

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March 19, 2021

U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders” in the Registration Statement (the “Tax Disclosure”). In providing this opinion, we have assumed (without any independent investigation or review thereof) that:

a. All original documents submitted to us (including signatures thereto) are authentic, all documents submitted to us as copies conform to the original documents, all such documents have been duly and validly executed and delivered where due execution and delivery are a prerequisite to the effectiveness thereof, and all parties to such documents had or will have, as applicable, the requisite corporate powers and authority to enter into such documents and to undertake and consummate the Business Combination;

b. All factual representations, warranties, and statements made or agreed to by the parties to the Business Combination Agreement, the Subscription Agreement, the Sponsor Forfeiture Agreement, the Founder Holders Consent Letter, the Investor Rights Agreement, the Transaction Support Agreement, the Restricted Shares Agreement, the Trust Agreement, and the other agreements referred to in each of the foregoing (collectively, the “Agreements” and, together with the Registration Statement, the “Documents”), and in the representation letters provided to us by NewCo, the Company and dMY, are true, correct, and complete as of the date hereof and will remain true, correct, and complete through the consummation of Transactions (as defined below), in each case without regard to any qualification as to knowledge, belief, materiality, or otherwise;

c. The descriptions of NewCo in the Registration Statement, the public filings filed in connection with NewCo’s listing on the Stock Exchange, and NewCo’s other public filings are true, accurate, and complete;

d. The description of the Business Combination and other transactions related to the Business Combination (together, the “Transactions”) in the Registration Statement is and will remain true, accurate, and complete, the Business Combination will be consummated in accordance with such description and with the Business Combination Agreement and the other Agreements, without any waiver or breach of any material provision thereof, and the Business Combination will be effective under applicable corporate law as described in the Business Combination Agreement and the other Agreements;

e. The Documents represent the entire understanding of the parties with respect to the Business Combination and other Transactions, there are no other written or oral agreements regarding the Transactions other than the Agreements, and none of the material terms and conditions thereof have been or will be waived or modified; and

f. The amount of cash in the Trust Account as of the Closing will, after taking into account cash utilized in the dMY Share Redemptions (but prior to taking into account any other Closing Date uses for the cash in the Trust Account described in the Business Combination Agreement), equal at least 50% of the amount of cash in the Trust Account on the date hereof.

March 19, 2021

This opinion is based on current provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the U.S. Treasury Regulations promulgated thereunder, and the interpretation of the Code and such regulations by the courts and the U.S. Internal Revenue Service, in each case, as they are in effect and exist at the date of this opinion. It should be noted that statutes, regulations, judicial decisions, and administrative interpretations are subject to change at any time and, in some circumstances, with retroactive effect. Any change that is made after the date hereof in any of the foregoing bases for our opinion, or any inaccuracy in the facts or assumptions on which we have relied in issuing our opinion, could adversely affect our conclusion. We assume no responsibility to inform you of any such change or inaccuracy that may occur or come to our attention or to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof. No opinion is expressed as to any transactions other than the Merger in connection with the Business Combination, or any matter other than those specifically covered by this opinion. In particular, this opinion is limited to the matters discussed in the Tax Disclosure, and does not address (i) the U.S. federal income tax treatment of any shareholder subject to special rules under the Code or the Treasury Regulations, as further described in the Tax Disclosure, (ii) any matter arising in connection with Section 367 of the Code, or (iii) any matter arising in connection with Section 7874 of the Code.

The U.S. federal income tax consequences of the transactions described in the Registration Statement are complex and are subject to varying interpretations. Our opinion is not binding on the U.S. Internal Revenue Service or any court, and there can be no assurance or guarantee that either will agree with our conclusions. Indeed, the U.S. Internal Revenue Service may challenge one or more of the conclusions contained herein and the U.S. Internal Revenue Service may take a position that is inconsistent with the views expressed herein. There can be no assurance or guarantee that a court would, if presented with the issues addressed herein, reach the same or similar conclusions as we have reached.

Based upon and subject to the foregoing, we confirm that the statements set forth in the Registration Statement under the heading “Material Tax Considerations — Material U.S. Federal Income Tax Considerations —U.S. Federal Income Taxation of U.S. Holders” and the heading “Material Tax Considerations — Material U.S. Federal Income Tax Considerations — U.S. Federal Income Taxation of Non-U.S. Holders” insofar as they address the material U.S. federal income tax considerations for beneficial owners of the Class A Shares or dMY warrants, and discuss matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, and except to the extent stated otherwise therein, are our opinion, subject to the assumptions, qualifications, and limitations stated herein and therein.

March 19, 2021

This opinion is furnished to you solely for use in connection with the Registration Statement. This opinion is based on facts and circumstances existing on the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and also to the references to Kirkland & Ellis LLP in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Kirkland & Ellis LLP
Kirkland & Ellis LLP